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                                     AGREEMENT

      THIS AGREEMENT is made and entered into effective as of February 1, 1998 by and between Investor's Business Daily ("IBD") and Scoop, Inc. ("SCOOP").

SCOPE OF AGREEMENT

1. IBD grants to SCOOP an exclusive license to create, promote, and distribute promotional reprints, wall displays, Website displays and other editorial reuse media merchandise (collectively, "derivative media products") featuring any IBD Content (as hereinafter defined). IBD agrees that the license granted herein shall give SCOOP the right to grant third parties the right to display IBD content on third party Websites. In conjunction with this license, IBD grants to SCOOP the right to use all mastheads from IBD publications and such logotypes and graphics as are necessary for the production of the derivative media products. For purposes of this Agreement, the term "IBD Content" shall mean any and all individual articles, news items, graphics, photographs, features, lists, columns and screen shots from any current or future IBD publications, whether published in printed or electronic form.

2. This Agreement does not apply to those items, such as logotypes or other trademarks that might appear with certain IBD content, to which IBD does not have intellectual property rights.

ROYALTIES

3. In exchange for the license granted herein, SCOOP will pay IBD royalties in an amount equal to thirty-five percent (35%) of the gross sales price of all reprints, twenty-five percent (25%) of wall displays and other derivative media products featuring IBD Content sold by SCOOP and forty percent (40%) of the fees charged by SCOOP for granting Website display rights featuring IBD Content. Royalties will be payable by the end of the month immediately following the month in which payments are collected.

4. SCOOP agrees to pay IBD a minimum of $400,00 in royalties for the initial term of this Agreement. If SCOOP has paid less than $400,000 in royalties for the initial term of this Agreement, then within thirty (30) days following the expiration of the term, SCOOP shall pay IBD the difference between $400,000 and the aggregate amount of royalties paid to IBD prior thereto.

MARKETING BY SCOOP, INC.

5. SCOOP will market the aforementioned derivative media products through phone, fax, and mailing efforts, and may use other media as well. SCOOP may also us customer advertising and sales support materials to promote reprints, wall displays, Website displays and other derivative media products featuring IBD Content. All such promotional efforts and materials production undertaken by SCOOP will be paid for by SCOOP.


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CO-MARKETING AND PROMOTION

6. During the term of this Agreement, IBD will publish the SCOOP toll-free number and reference reprints as a service offering in IBD's "vanity box". On occasion and on a space available basis, IBD will run display advertisements in editions of each IBD print publication and on IBD's Website and on-line publications promoting the use of reprints, wall displays and Website displays featuring IBD Content and identifying SCOOP as the exclusive source for obtaining such derivative media products. Such advertising shall be at no expense to SCOOP. IBD will refer to SCOOP all inquiries received by IBD regarding reprints, wall displays and Website displays.

PHOTOGRAPHS AND GRAPHICS

7. IBD grants to SCOOP editorial reprint usage rights and re-user rights of photos and graphics owned by IBD and used in IBD publications and will, at no charge to SCOOP, provide expedient access to all such photos, graphics, or color separations required by SCOOP in the production of reprints, wall displays, Website displays or other derivative media products. To smooth access to photos and graphics, IBD will, when possible, structure freelance photo and graphic contracts to include reprint usage and re-user rights. IBD will indemnify SCOOP and hold SCOOP harmless from any liability arising from actions brought by any photographer or artist against SCOOP for the use of such materials

SUPPLY OF CONTENT

8. At no expense to SCOOP, IBD will make all IBD Content available to SCOOP for purposes of design and production of derivative media products pursuant to
this Agreement.   This supply shall include at least 3 copies of each new issue of all IBD publications.

PRICING

9.      Both parties to agree.

MONTHLY REPORTS AND AUDIT RIGHTS

10. SCOOP will provide IBD with monthly activity status reports and at IBD's request, samples of IBD derivative media products produced by SCOOP. IBD will, upon request, be granted audit rights of gross receipts to ensure accurate royalty payments. Such audits must be arranged with at least fifteen days prior notice and must not unreasonably interfere with SCOOP's daily conduct of business. IBD shall pay the costs of any such audit unless it is determined that there has been as underpayment in the royalties due IBD hereunder equal to 5% or more, in which case audit costs shall be borne by SCOOP.


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RIGHTS OF REVIEW

11. SCOOP shall submit all promotional materials making any reference to, or representation on behalf of, IBD, to IBD for approval prior to use. Such approval shall not be unreasonably withheld, and will be deemed granted unless IBD notifies SCOOP otherwise within two weeks of the receipt of such request for approval.

12. SCOOP shall have the right to reformat IBD Content and to make aesthetic and artistic alterations to IBD Content in connection with designing, marketing and selling derivative media products. SCOOP shall not, however, make any editorial or substantive alterations to IBD Content without the prior consent of IBD.

TERM OF AGREEMENT

13. The initial term of this Agreement shall expire one year from the date hereof.

MISCELLANEOUS PROVISIONS

14. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all prior written or oral Agreements, understandings and negotiations with respect to the subject matter hereof.

15. This Agreement shall not be modified, amended or supplemented and no provision hereof shall be waived, except pursuant to a written instrument signed by both parties in the case of a modification, amendment or supplement, or by the waiving party in the case of a waiver.

16. If any provision if this agreement is declared by any court or arbitrator to be illegal or invalid, the validity of the remaining portions shall not be affected thereby, and illegal or invalid portions shall be deemed not a part of this agreement.

17. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party; provided, however, that any assignment made in connection with a merger or sale of substantially all of the assets of a party shall not require such consent.

18. This Agreement shall be construed in accordance with, and all disputes arising hereunder shall be governed by, the internal laws of the State of California without regard to the choice of law principles thereof. Any action to enforce or interpret this Agreement will be brought in Orange County, California.

19. All notices and requests in connection with this Agreement shall be in writing and deemed given as of the day they are either by messenger, delivery service, facsimile or other means, or three business days after the same is sent via United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as set forth below:


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                            If to SCOOP:  Scoop, Inc.
                                          2540 Red Hill Avenue
                                          Santa Ana, CA  92705
                                          Attn: Rand Bleimeister, CEO

                            If to IBD:    Investor's Business Daily

                                          -------------------------------
                                          -------------------------------
                                          Attn:
                                               --------------------------

        Either party may change the address to which the other party shall deliver notices or requests by written notice to the other.

21. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

           IN WITNESS WHEREOF, IBD and SCOOP HAVE executed this Agreement as of the date first set forth above.


INVESTOR'S BUSINESS DAILY              SCOOP, INC.


By:   [SIGNATURE]                      By: /s/ Rand Bleimeister
   ---------------------------------      ------------------------------
Its:      Publisher                    Its:     Chairman & CEO
    ------         -----------------       -----              ----------

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